                                  BNCCORP, INC.



                                       AND



                         FIRSTAR TRUST COMPANY, Trustee



                                _________________



                                    INDENTURE


                           Dated as of May _____, 1997



                                _________________



                                   $15,000,000



                       _____% Subordinated Notes due 2004

                                  BNCCORP, INC.


               Reconciliation and tie between Trust Indenture Act
         of 1939, as amended and Indenture, dated as of May _____, 1997 between BNCCORP, INC. and
                       Firstar Trust Company, as Trustee.


     Trust Indenture
        Act Section                                    Indenture Section
     ---------------                                   -----------------

      Section 310    (a)(1). . . . . . . . . . . . . .        609
                     (a)(2). . . . . . . . . . . . . .        609
                     (a)(3). . . . . . . . . . . . . .   Not Applicable
                     (a)(4). . . . . . . . . . . . . .   Not Applicable
                     (b)   . . . . . . . . . . . . . .      608, 610
                     (c)   . . . . . . . . . . . . . .   Not Applicable
     Section 311     (a) . . . . . . . . . . . . . . .        613
                     (b) . . . . . . . . . . . . . . .        613
     Section 312     (a) . . . . . . . . . . . . . . .     701, 702(a)
                     (b) . . . . . . . . . . . . . . .       702(b)
                     (c) . . . . . . . . . . . . . . .       702(c)
     Section 313     (a) . . . . . . . . . . . . . . .       703(a)
                     (b)(1). . . . . . . . . . . . . .   Not Applicable
                     (b)(2). . . . . . . . . . . . . .       703(a)
                     (c) . . . . . . . . . . . . . . .       703(a)
                     (d) . . . . . . . . . . . . . . .       703(b)
     Section 314     (a) . . . . . . . . . . . . . . .     704, 1005
                     (b) . . . . . . . . . . . . . . .   Not Applicable
                     (c)(1). . . . . . . . . . . . . .        102
                     (c)(2). . . . . . . . . . . . . .        102
                     (c)(3). . . . . . . . . . . . . .   Not Applicable
                     (d) . . . . . . . . . . . . . . .   Not Applicable
                     (e) . . . . . . . . . . . . . . .        102
                     (f) . . . . . . . . . . . . . . .       1005
     Section 315     (a) . . . . . . . . . . . . . . .        601
                     (b) . . . . . . . . . . . . . . .        602
                     (c) . . . . . . . . . . . . . . .        601
                     (d) . . . . . . . . . . . . . . .        601
                     (e) . . . . . . . . . . . . . . .        514
     Section 316     (a)(last sentence). . . . . . . .        101
                     (a)(1)(A) . . . . . . . . . . . .        512
                     (a)(1)(B) . . . . . . . . . . . .     502, 513
                     (a)(2). . . . . . . . . . . . . .   Not Applicable

     Trust Indenture
        Act Section                                    Indenture Section
     ---------------                                   -----------------

                     (b) . . . . . . . . . . . . . . .        508
                     (c) . . . . . . . . . . . . . . .        104(c)
     Section 317     (a)(1). . . . . . . . . . . . . .        503
                     (a)(2). . . . . . . . . . . . . .        504
                     (b) . . . . . . . . . . . . . . .       1003
     Section 318     (a) . . . . . . . . . . . . . . .        107


















__________________________

     Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

     Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     Recitals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE ONE - DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     SECTION 101.   DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . 1
     SECTION 102.   COMPLIANCE CERTIFICATES AND OPINIONS . . . . . . . . . . . 7
     SECTION 103.   FORM OF DOCUMENTS DELIVERED TO TRUSTEE . . . . . . . . . . 8
     SECTION 104.   ACTS OF HOLDERS; RECORD DATES. . . . . . . . . . . . . . . 8
     SECTION 105.   NOTICES, ETC., TO TRUSTEE AND ISSUER . . . . . . . . . . . 9
     SECTION 106.   NOTICE TO HOLDERS; WAIVER. . . . . . . . . . . . . . . . .10
     SECTION 107.   CONFLICT WITH TRUST INDENTURE ACT. . . . . . . . . . . . .10
     SECTION 108.   EFFECT OF HEADINGS AND TABLE OF CONTENTS . . . . . . . . .10
     SECTION 109.   SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . .10
     SECTION 110.   SEVERABILITY CLAUSE. . . . . . . . . . . . . . . . . . . .11
     SECTION 111.   BENEFITS OF INDENTURE. . . . . . . . . . . . . . . . . . .11
     SECTION 112.   GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . .11
     SECTION 113.   LEGAL HOLIDAYS . . . . . . . . . . . . . . . . . . . . . .11
     SECTION 114.   ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . .11
     SECTION 115.   COUNTERPARTS.. . . . . . . . . . . . . . . . . . . . . . .11

ARTICLE TWO - SECURITY FORMS

     SECTION 201.   FORMS GENERALLY. . . . . . . . . . . . . . . . . . . . . .12
     SECTION 202.   CUSIP NUMBER . . . . . . . . . . . . . . . . . . . . . . .12

ARTICLE THREE - THE SECURITIES

     SECTION 301.   TITLE AND TERMS. . . . . . . . . . . . . . . . . . . . . .12
     SECTION 302.   DENOMINATIONS. . . . . . . . . . . . . . . . . . . . . . .13
     SECTION 303.   EXECUTION, AUTHENTICATION, DELIVERY AND DATING . . . . . .13
     SECTION 304.   TEMPORARY SECURITIES . . . . . . . . . . . . . . . . . . .14
     SECTION 305.   REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE. . . .15
     SECTION 306.   MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES . . . . .16
     SECTION 307.   PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED . . . . . .17
     SECTION 308.   PERSONS DEEMED OWNERS. . . . . . . . . . . . . . . . . . .18
     SECTION 309.   CANCELLATION . . . . . . . . . . . . . . . . . . . . . . .18
     SECTION 310.   COMPUTATION OF INTEREST. . . . . . . . . . . . . . . . . .19

                                                                            Page

                                                                            ----
ARTICLE FOUR - SATISFACTION AND DISCHARGE

     SECTION 401.   SATISFACTION AND DISCHARGE OF INDENTURE. . . . . . . . . .19
     SECTION 402.   DEFEASANCE AND COVENANT DEFEASANCE.. . . . . . . . . . . .20
     SECTION 403.   APPLICATION OF TRUST MONEY . . . . . . . . . . . . . . . .22
     SECTION 404.   REPAYMENT OF MONIES HELD BY PAYING AGENT . . . . . . . . .23
     SECTION 405.   RETURN OF MONIES HELD BY TRUSTEE AND
                    PAYING AGENT UNCLAIMED FOR TWO YEARS . . . . . . . . . . .23



ARTICLE FIVE - REMEDIES

     SECTION 501.   EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . .23
     SECTION 502.   ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT . . . .25
     SECTION 503.   COLLECTION OF INDEBTEDNESS AND SUITS FOR
                    ENFORCEMENT BY TRUSTEE . . . . . . . . . . . . . . . . . .25
     SECTION 504.   TRUSTEE MAY FILE PROOFS OF CLAIM . . . . . . . . . . . . .26
     SECTION 505.   TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF
                    SECURITIES . . . . . . . . . . . . . . . . . . . . . . . .26
     SECTION 506.   APPLICATION OF MONEY COLLECTED . . . . . . . . . . . . . .27
     SECTION 507.   LIMITATION OF SUITS. . . . . . . . . . . . . . . . . . . .27
     SECTION 508.   UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE
                    PRINCIPAL, PREMIUM AND INTEREST. . . . . . . . . . . . . .28
     SECTION 509.   RESTORATION OF RIGHTS AND REMEDIES . . . . . . . . . . . .28
     SECTION 510.   RIGHTS AND REMEDIES CUMULATIVE . . . . . . . . . . . . . .28
     SECTION 511.   DELAY OR OMISSION NOT WAIVER . . . . . . . . . . . . . . .29
     SECTION 512.   CONTROL BY HOLDERS . . . . . . . . . . . . . . . . . . . .29
     SECTION 513.   WAIVER OF PAST DEFAULTS. . . . . . . . . . . . . . . . . .29
     SECTION 514.   UNDERTAKING FOR COSTS. . . . . . . . . . . . . . . . . . .30
     SECTION 515.   WAIVER OF STAY OR EXTENSION LAWS . . . . . . . . . . . . .30

ARTICLE SIX - THE TRUSTEE

     SECTION 601.   CERTAIN DUTIES AND RESPONSIBILITIES. . . . . . . . . . . .30
     SECTION 602.   NOTICE OF DEFAULTS . . . . . . . . . . . . . . . . . . . .30
     SECTION 603.   CERTAIN RIGHTS OF TRUSTEE. . . . . . . . . . . . . . . . .31
     SECTION 604.   NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES . .32
     SECTION 605.   MAY HOLD SECURITIES. . . . . . . . . . . . . . . . . . . .32
     SECTION 606.   MONEY HELD IN TRUST. . . . . . . . . . . . . . . . . . . .32
     SECTION 607.   COMPENSATION AND REIMBURSEMENT . . . . . . . . . . . . . .32
     SECTION 608.   DISQUALIFICATION; CONFLICTING INTERESTS. . . . . . . . . .33
     SECTION 609.   CORPORATE TRUSTEE REQUIRED; ELIGIBILITY. . . . . . . . . .33

                                                                            Page
                                                                            ----

     SECTION 610.   RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR. . . . .33
     SECTION 611.   ACCEPTANCE OF APPOINTMENT BY SUCCESSOR . . . . . . . . . .34
     SECTION 612.   MERGER, CONVERSIONS, CONSOLIDATION OR SUCCESSION
                    TO BUSINESS. . . . . . . . . . . . . . . . . . . . . . . .35
     SECTION 613.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER . . . . .35
     SECTION 614.   APPOINTMENT OF AUTHENTICATING AGENT. . . . . . . . . . . .35

ARTICLE SEVEN - HOLDERS' LISTS AND REPORTS BY TRUSTEE AND ISSUER

     SECTION 701.   ISSUER TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS .37
     SECTION 702.   PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS . .37
     SECTION 703.   REPORTS BY TRUSTEE . . . . . . . . . . . . . . . . . . . .37
     SECTION 704.   REPORTS BY ISSUER. . . . . . . . . . . . . . . . . . . . .38

ARTICLE EIGHT - CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     SECTION 801.   ISSUER MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS. . . .38
     SECTION 802.   SUCCESSOR SUBSTITUTED. . . . . . . . . . . . . . . . . . .39



ARTICLE NINE - SUPPLEMENTAL INDENTURES

     SECTION 901.   SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS . . . .40
     SECTION 902.   SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS. . . . . .40
     SECTION 903.   EXECUTION OF SUPPLEMENTAL INDENTURES . . . . . . . . . . .41
     SECTION 904.   EFFECT OF SUPPLEMENTAL INDENTURES. . . . . . . . . . . . .41
     SECTION 905.   CONFORMITY WITH TRUST INDENTURE ACT. . . . . . . . . . . .41
     SECTION 906.   REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES . . . .41





ARTICLE TEN - COVENANTS

     SECTION 1001.  PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST . . . . . . . .42
     SECTION 1002.  MAINTENANCE OF OFFICE OR AGENCY. . . . . . . . . . . . . .42
     SECTION 1003.  MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST. . . . . .42
     SECTION 1004.  EXISTENCE; CONDUCT OF OPERATIONS; INSURED INSTITUTION. . .43
     SECTION 1005.  STATEMENT BY OFFICERS AS TO COMPLIANCE . . . . . . . . . .43
     SECTION 1006.  RESTRICTED PAYMENTS ON CAPITAL STOCK . . . . . . . . . . .44
     SECTION 1007.  MAINTENANCE OF PROPERTIES; INSURANCE . . . . . . . . . . .44
     SECTION 1008.  PAYMENT OF TAXES AND OTHER CLAIMS. . . . . . . . . . . . .45
     SECTION 1009.  BOOKS AND RECORDS. . . . . . . . . . . . . . . . . . . . .45

                                                                            Page

                                                                            ----
ARTICLE ELEVEN - REDEMPTION OF SECURITIES

     SECTION 1101.  RIGHT OF REDEMPTION. . . . . . . . . . . . . . . . . . . .46
     SECTION 1102.  APPLICABILITY OF ARTICLE . . . . . . . . . . . . . . . . .46
     SECTION 1103.  ELECTION TO REDEEM; NOTICE OF TRUSTEE. . . . . . . . . . .46
     SECTION 1104.  SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED. . . . .46
     SECTION 1105.  NOTICE OF REDEMPTION . . . . . . . . . . . . . . . . . . .47
     SECTION 1106.  DEPOSIT OF REDEMPTION PRICE. . . . . . . . . . . . . . . .47
     SECTION 1107.  SECURITIES PAYABLE ON REDEMPTION DATE. . . . . . . . . . .48
     SECTION 1108.  SECURITIES REDEEMED IN PART. . . . . . . . . . . . . . . .48





ARTICLE TWELVE - SUBORDINATION

     SECTION 1201.  AGREEMENT TO SUBORDINATE . . . . . . . . . . . . . . . . .48
     SECTION 1202.  PAYMENT TO SECURITY HOLDERS. . . . . . . . . . . . . . . .48
     SECTION 1203.  SUBROGATION. . . . . . . . . . . . . . . . . . . . . . . .50
     SECTION 1204.  AUTHORIZATION BY HOLDERS . . . . . . . . . . . . . . . . .51
     SECTION 1205.  NOTICE TO TRUSTEE. . . . . . . . . . . . . . . . . . . . .51
     SECTION 1206.  TRUSTEE'S RELATION TO SENIOR INDEBTEDNESS. . . . . . . . .53
     SECTION 1207.  NO IMPAIRMENT OF SUBORDINATION . . . . . . . . . . . . . .53



     TESTIMONIUM



     SIGNATURES AND SEALS. . . . . . . . . . . . . . . . . . . . . . . . . . .54



     SCHEDULE A - FORM OF SECURITY

     THIS INDENTURE, dated as of May _____, 1997, is between BNCCORP, INC., a Delaware corporation (the "Issuer"), and Firstar Trust Company, a state banking association duly organized and existing under the laws of the State of Wisconsin, as Trustee (the "Trustee").

                                    RECITALS:

     The Issuer has duly authorized the creation of an issue of its _____% Subordinated Notes due 2004 (the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor, the Issuer has duly authorized the execution and delivery of this Indenture.

     All things necessary to make the Securities, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid obligations of the Issuer, and to make this Indenture a valid, binding and enforceable agreement of the Issuer, in accordance with their and its terms have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed by the Issuer and the Trustee, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.   DEFINITIONS.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein; and

          (3) the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     "Acceleration Event" shall have the meaning specified in Section 502 hereof.

     "Act" when used with respect to any Holder, has the meaning specified in
Section 104.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities.

     "Board of Directors" of any corporation means either the board of directors of such corporation or any duly authorized committee of that Board.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the corporation to which such resolution relates as having been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in either the Borough of Manhattan, The City of New York, New York are authorized or obligated by law or executive order to close.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, warrants, rights, options or other equivalents (however designated) of corporate stock or any other equity interest of such Person, including each class of common stock and preferred stock.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Stock" means the common stock, $.01 par value per share, of the Issuer or any class of stock issued by the Issuer upon a reclassification of the Common Stock.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Issuer by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or Assistant Secretary, and delivered to the Trustee.

     "Consolidated Net Income" means, for any period, the net income (or loss) of the Issuer and the Subsidiaries on a consolidated basis for such period taken as a single accounting period, determined in accordance with GAAP, provided, however, that there shall not be included in Consolidated Net Income (1) any net income (loss) of a Subsidiary for any period during which it was not a Subsidiary or (2) any net income (loss) of businesses, properties or assets acquired or disposed of (by way of merger, consolidation, purchase, sale or otherwise) by the Issuer or any Subsidiary for any period prior to the acquisition thereof or subsequent to the disposition thereof.

     "Corporate Trust Office" means (i) the principal corporate trust office of the Trustee located in Milwaukee, Wisconsin and (ii) for purposes of Section 1002, the corporate trust office of the Trustee's agent located in the Borough of Manhattan, The City of New York, New York at which at any particular time its corporate trust business shall be administered.

     "Covenant Defeasance" has the meaning specified in Section 402.

     "Defaulted Interest" has the meaning specified in Section 307.

     "Defeasance" has the meaning specified in Section 402.

     "Depositary" means, with respect to any Security issued in the form of one or more Global Securities, the Person designated as Depositary by the Issuer in or pursuant to this Indenture, which Person must be, to the extent required by applicable law or regulation, a clearing agency registered under the Exchange Act, and any successor to such Person. If at any time there is more than one such Person, "Depositary" shall mean, with respect to any Security, the qualifying entity which has been appointed with respect to such Securities.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exercisable, redeemable or exchangeable), matures, or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to, the stated final maturity of the Securities.

     "Event of Default" has the meaning specified in Section 501.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means generally accepted accounting principles, as in effect in the United States of America, set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as is approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of this Indenture.

     "Global Security" means a Security bearing the legend specified in Section 303 evidencing all or part of the Outstanding Securities, issued to the Depositary or its nominee and registered in the name of such Depositary or its nominee.

     "Holder" means a Person in whose name a Security is registered in the Security Register.

     "Indebtedness" means (without duplication), with respect to any Person,
(i) any obligation, contingent or otherwise, of such Person for borrowed money,
(ii) any obligation (including the Securities) of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) any obligation of such Person to pay the deferred or unpaid purchase price of property or services, including conditional sale obligations and title retention arrangements, except accounts payable and accrued expenses incurred in the ordinary course of business and any interest accruing subsequent to any event of default with respect to such an obligation, and (iv) any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

     "Independent Public Accountants" means a nationally recognized firm of accountants that, with respect to the Issuer, are independent public accountants within the meaning of the rules and regulations promulgated by the Commission under the Securities Act, who may be the independent public accountants regularly retained by the Issuer or who may be other independent public accountants.

     "Initial Issuance Date" means the date of the original issuance of the Securities.

     "Insured Institution" means any "insured bank," as defined in 12 U.S.C.
Section 1813(h), or a similar definition under any succeeding federal law hereinafter enacted.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

     "Issuer" means the Person named as the "Issuer" in the initial paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Issuer" shall mean each such successor Person.

     "Maturity," when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     "Money," with respect to any payment, deposit or other transfer pursuant to or contemplated by the terms hereof, means United States dollars or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Controller, Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Issuer and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 1005 shall be the principal executive, financial or accounting officer of the Issuer.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Issuer and who shall be reasonably acceptable to the Trustee.

     "Outstanding" when used with respect to the Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, EXCEPT:

          (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Securities, or portions thereof, for whose payment or redemption Money in the necessary amount has been theretofore deposited, in accordance with Sections 401 or 402 hereof, with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Securities; PROVIDED that, if such Securities, or portions thereof, are to be redeemed prior to Maturity, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (iii) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Issuer;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or of such other obligor.

     "Paying Agent" means any Person authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Issuer.

     "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated association or organization or government or any agency or political subdivision thereof.

     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

     "Redemption Date," when used with respect to any Security or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price," when used with respect to any Security or portion thereof to be redeemed, means the price fixed for such redemption by or pursuant to this Indenture.

     "Regular Record Date" for the interest payable on any Security on any Interest Payment Date means the 15th day (whether or not a Business Day) of the calendar month next preceding such Interest Payment Date.

     "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to any particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Securities" means the _____% Subordinated Notes due 2004, or any of them, as amended or supplemented from time to time, that are authenticated and delivered pursuant to this Indenture, including any Securities represented by a Global Security or Securities.

     "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

     "Senior Indebtedness" means all Indebtedness of the Issuer, including principal and interest on such Indebtedness whether outstanding on the date of this Indenture or hereafter created, incurred, assumed or guaranteed by the Issuer, unless such Indebtedness, by its terms or the terms of the instrument creating or evidencing it is subordinate in right of payment to, or PARI PASSU with, the Securities.

     "Special Record Date" for the payment of any Defaulted Interest on any Security means a date fixed by the Trustee pursuant to Section 307.

     "Stated Maturity," when used with respect to any Security, any Indebtedness or any installment of interest thereon, means the date established by this Indenture or evidence of Indebtedness as the fixed date on which the principal of such Security or Indebtedness or such installment of interest is due and payable.

     "Subsidiary" means, with respect to the Issuer and its Subsidiaries, (A)
(i) a corporation a majority of whose Capital Stock is at the time, directly or indirectly, owned (beneficially or of record) by the Issuer, by one or more Subsidiaries or by the Issuer and one or more Subsidiaries or (ii) any other Person (other than a corporation) in which the Issuer, one or more Subsidiaries or the

Issuer and one or more Subsidiaries, directly or indirectly, at the date of determination thereof has at least majority ownership interest and, either directly or indirectly, has the power to direct the policies, management and affairs thereof, economic, financial or otherwise, and (B) that, in accordance with GAAP, the accounts of which would be included on a consolidated basis in the Issuer's financial statements.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter the "Trustee" shall mean such successor Trustee.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 and as in force on the date of this Indenture; PROVIDED, HOWEVER, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "U.S. Government Obligations" shall mean direct obligations of the United States of America that are backed by its full faith and credit.

     "Vice President," when used with respect to the Issuer or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

SECTION 102.   COMPLIANCE CERTIFICATES AND OPINIONS.

     Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Issuer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

     Every Officers' Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.   FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any Officers' Certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel may be based, insofar as it relates to the factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.   ACTS OF HOLDERS; RECORD DATES.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.
 Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The Issuer may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

     (d) If the Securities are represented by one or more Global Securities, the Issuer may, in the circumstances permitted by the Trust Indenture Act, fix any date as the record date for the purpose of determining the Persons who are beneficial owners of interests in any such Global Security or Securities held by the Depositary entitled under the procedures of such Depositary to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action authorized or permitted to be given or taken by such beneficial owners. If not set by the Issuer prior to the first solicitation of a beneficial owner of interests in such Global Security or Securities made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day prior to such first solicitation or vote, as the case may be. With respect to any record date, only the beneficial owners of interests in such Global Security or Securities, determined in accordance with the procedures of the Depositary, shall be entitled to give or take, or vote on, the relevant action.

     (e)  The ownership of Securities shall be proved by the Security Register.

     (f) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105.   NOTICES, ETC., TO TRUSTEE AND ISSUER

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

          (2) the Issuer by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Issuer addressed to it at the address of its principal office specified on the signature pages of this Indenture or at any other address previously furnished in writing to the Trustee by the Issuer in accordance with this Section 105.

SECTION 106.   NOTICE TO HOLDERS; WAIVER.

     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.
In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107.   CONFLICT WITH TRUST INDENTURE ACT.

     If any provision hereof limits, qualifies or conflicts with the duties imposed by any required provision of the Trust Indenture Act, by the operation of Section 318(c) thereof, such imposed duties shall control, except as, and to the extent, expressly excluded from this Indenture, as permitted by the Trust Indenture Act. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provisions shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108.   EFFECT OF HEADINGS AND TABLE OF CONTENTS.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.   SUCCESSORS AND ASSIGNS.

     All covenants and agreements of the Issuer in this Indenture and in the Securities shall bind its successors and assigns, whether so expressed or not. All covenants and agreements of the Trustee in this Indenture shall bind its successors and assigns whether so expressed or not.

SECTION 110.   SEVERABILITY CLAUSE.

     In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provisions shall be given effect to the fullest extent permitted by law.

SECTION 111.   BENEFITS OF INDENTURE.

     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.   GOVERNING LAW.

     This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

SECTION 113.   LEGAL HOLIDAYS.

     In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, PROVIDED that, for purposes of computing such payment, no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

SECTION 114.   ENTIRE AGREEMENT.

     This Indenture, together with any schedules attached hereto, embodies the entire agreement and understanding of the Issuer, the Trustee and the Holders in respect of the subject matter contained herein. This Indenture, together with any schedules attached hereto, supersedes all prior agreements and understandings (whether written or oral) between such parties with respect to such subject matter.

SECTION 115.   COUNTERPARTS.

     This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                                   ARTICLE TWO

                                 SECURITY FORMS

SECTION 201.   FORMS GENERALLY.

     The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in Schedule A to this Indenture which is incorporated in and made a part of this Indenture. The Securities may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules or regulations issued pursuant thereto or the rules of any securities exchange or which the Securities may be listed or to conform to general usage, all as may be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

     The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by any law or any rules or regulations issued pursuant thereto or the rules of any securities exchange on which the Securities may be listed or to conform to general usage, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202.   CUSIP NUMBER.

     The Issuer in issuing the Securities may use a "CUSIP" number, and if so used, the Trustee may use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Issuer will promptly notify the Trustee of any change in the CUSIP number.

                                  ARTICLE THREE

                                 THE SECURITIES

SECTION 301.   TITLE AND TERMS.

     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $15,000,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 906 or 1108. The Company Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed the amount set forth in the preceding sentence, subject to the proviso set forth therein.

     The Securities shall be known and designated as the "_____% Subordinated Notes due 2004" of the Issuer. Their Stated Maturity shall be May 31, 2004 and they shall bear interest at the rate of _____% per annum from the date of issuance or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable monthly, on the first Business Day of each month, commencing July 1, 1997 until the principal thereof is paid or made available for payment.

     The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, New York maintained for such purpose and at any other office or agency maintained by the Issuer for such purpose; PROVIDED, HOWEVER, that, at the option of the Issuer, payment of interest may be made by check mailed on or before the Stated Maturity to the address of the Person entitled thereto as such address shall appear in the Security Register.

     The Securities shall be redeemable as provided in Article Eleven.

SECTION 302.   DENOMINATIONS.

     The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 303.   EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

     The Securities shall be executed on behalf of the Issuer by its Chairman of the Board, its President, one of its Vice Presidents or the Treasurer, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

     The Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

     At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities executed by the Issuer to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

     If the Issuer shall establish by Company Order that all or a portion of the Securities are to be issued in the form of one or more Global Securities, then the Issuer shall execute and the Trustee shall, in accordance with this
Section 303 and the Company Order with respect to such Securities, authenticate and deliver one or more Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all or a portion of the Securities issued and not yet cancelled or exchanged to be represented by such Global Securities,

(ii) shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or a nominee thereof or a custodian therefor or pursuant to such Depositary's instructions and (iv) shall bear a legend substantially to the following effect: "This Security is a Registered Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be exchanged in whole or in part for a Security registered, and no transfer of this Security in whole or in part may be registered in the name of any Person other than such Depositary or a nominee thereof, except in the limited circumstances described in the Indenture".


     Each Security shall be dated the date of its authentication.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence that such Security has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture. Each reference in this Indenture to authentication by the Trustee includes an agent appointed pursuant to Section 614.

SECTION 304.   TEMPORARY SECURITIES.

     Pending the preparation of definitive Securities, the Issuer may execute, and upon Company Order the Trustee shall authenticate and deliver in the manner provided in Section 303, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. Such temporary Securities may be Global Securities.

     Except in the case of temporary Global Securities, which shall be exchanged in accordance with the provisions, if temporary Securities are issued, the Issuer will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Issuer designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Issuer shall execute, and the Trustee shall authenticate and deliver in exchange therefor, a like principal amount of definitive Securities of authorized denominations. Unless otherwise provided in or pursuant to this Indenture with respect to a temporary Global Security, until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 305.   REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

     The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Securities and of transfer of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

     Upon surrender for registration of transfer of any Security at the Corporate Trust Office or at any other office or agency of the Issuer designated pursuant to Section 1002 for such purpose, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

     At the option of the Holder Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.


     Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof, and each such Global Security shall constitute a single security for all purposes of this Indenture.


     Notwithstanding any other provision of this Section 305, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Global Security representing all or a portion of the Securities may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

     If at any time the Depositary for any Global Securities notifies the Issuer that it is unwilling or unable to continue as Depositary for such Securities or is no longer eligible because it ceased to be a clearing agency registered under the Exchange Act or any other applicable statute or regulation, the Issuer shall appoint a successor Depositary with respect to such Securities. If a successor Depositary for such Securities is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer's election that such Registered Securities be represented by one or more Global Securities shall no longer be effective and the Issuer will execute, and the Trustee, upon receipt of an Officers' Certificate of the Issuer for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form without coupons, of like tenor in any authorized denominations, in an aggregate principal amount equal to the principal amount of the

Global Security or Securities representing such Securities in exchange for such Global Security or Securities.

     The Issuer may at any time and in its sole discretion determine that the Securities issued in the form of one or more Global Securities shall no longer be represented by a Global Security. In such event the Issuer will execute, and the Trustee, upon receipt of an Officers' Certificate for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such Securities in exchange for such Global Security or Securities.

     None of the Issuer, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1108 not involving any transfer.

     The Issuer shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 306.   MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

     If any mutilated Security is surrendered to the Trustee, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

     If there shall be delivered to the Issuer and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and
(ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay such Security.

     Upon the issuance of any new Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or its agent) connected therewith.

     Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307.   PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

     Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

     Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of Money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such Money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at such Holder's address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308.   PERSONS DEEMED OWNERS.

     Prior to due presentment of a Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security shall be overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

SECTION 309.   CANCELLATION.

     All Securities surrendered for payment, redemption or registration of transfer or exchange, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee or its agent for cancellation or, if surrendered to the Trustee, shall be promptly cancelled by it. The Issuer may at any time deliver to the Trustee or its agent for cancellation any Securities previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed and a certificate of destruction delivered by the Trustee to the Issuer, unless the Issuer otherwise directs the Trustee by a Company Order. Any Securities acquired by the Issuer shall not operate as a redemption or satisfaction of the debt represented by such Securities unless and until such Securities are delivered to the Trustee or its agent for cancellation.

SECTION 310.   COMPUTATION OF INTEREST.

     Interest on the Securities shall be computed on the basis of a year of 360 days consisting of twelve 30-day months.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401.   SATISFACTION AND DISCHARGE OF INDENTURE.

     This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

     (1)  either

          (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 405) have been delivered to the Trustee for cancellation; or

          (B) all such Securities not theretofore delivered to the Trustee for cancellation

               (i)  have become due and payable, or

               (ii) will become due and payable at their Stated Maturity within one year, or

               (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as funds in trust for such purpose Money in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

     (2) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer, including amounts owing to the Trustee; and

     (3) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 607, the obligation of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Sections 403 and 405 shall survive.

SECTION 402.   DEFEASANCE AND COVENANT DEFEASANCE.

     (1) In addition to discharge of the Indenture pursuant to Section 401, the Issuer, upon the deposit with the Trustee as funds in trust for such purpose funds sufficient to pay and discharge the entire indebtedness on the Securities for principal (and premium, if any) and interest to the Stated Maturity shall be deemed to have paid and discharged the entire debt on all the Securities on the 91st day after the date of such deposit and the provisions of this Indenture shall no longer be in effect (except as to the provisions of Sections 306, 508, 607, 1002, 1003 and Article Four), (hereinafter "defeasance"), and the Trustee, at the expense of the Issuer, shall at the Issuer's request, execute proper instruments acknowledging the same, if the Issuer notifies the Trustee that the provisions of this Section 402(1) are being complied with solely to effect a defeasance and if:

          (A) with reference to this provision the Issuer has deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities (a) Money in an amount, or (b) U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure (without investment of such cash or reinvestment of any interest or proceeds from such U.S. Government Obligations) the availability of Money or (c) a combination thereof, sufficient, in the opinion of a nationally recognized firm of Independent Public Accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of and interest on all Securities on each date that such principal and interest is due and payable;

          (B) no Default or Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or, insofar as Section 501(7) is concerned, at any time during the period ending on and including the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (C) such defeasance shall not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities of the Issuer;

          (D) such defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, the Indenture, the Securities or any other agreement or instrument to which the Issuer is a party or by which it is bound;

          (E) the Issuer has delivered to the Trustee an Opinion of Counsel to the effect, and such opinion shall confirm, (i) that, based on the fact that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable federal income tax law, in either case, Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and (ii) that the trust arising from such deposit shall not constitute an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended; and

          (F) the Issuer has paid or caused to be paid all other sums then payable hereunder by the Issuer, including amounts owing to the Trustee, and the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with.

     (2) The Issuer shall be released from its obligations under Articles Eight and Ten, other than the obligation to provide that any successor to the Issuer, as a condition to such succession, assume the performance of any covenant of this Indenture of the Issuer relating to the compensation, reimbursement of expenses and indemnities of the Trustee and any predecessor Trustee, on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in such Article or any such covenant, whether directly or indirectly by reason of any reference elsewhere herein to such Article or any such covenant or by reason of any reference in such Article to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 501, but the remainder of this Indenture and the Securities shall be unaffected thereby. The following shall be the conditions to application of this subsection (2) of this Section 402:

          (A) the Issuer has deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities, (a) Money in an amount, or (b) U.S.

     Government Obligations maturing as to principal and interest at such times and in such amounts as will insure (without investment of such cash or reinvestment of any interest or proceeds from such U.S. Government Obligations) the availability of Money in an amount or (c) a combination thereof, sufficient, in the opinion of a nationally recognized firm of Independent Public Accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal and interest on all Securities on each date that such principal or interest is due and payable;

          (B) no Default or Event of Default or event which with notice or lapse of time or both would become an Event or Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Section 501(7) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (C) such covenant defeasance will not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture, the Securities or any agreement or instrument to which the Issuer is a party or by which it is bound;

          (D) such covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 310(b) of the Trust Indenture Act;

          (E) such covenant defeasance shall not cause any Securities then listed on any registered national securities exchange to be delisted;

          (F) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect (i) that the Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and (ii) that the trust arising from such deposit shall not constitute an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in The Investment Company Act of 1940, as amended; and

          (G) the Issuer shall have paid or cause to be paid all other sums then payable hereunder by the Issuer, including amounts owing to the Trustee, and the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the covenant defeasance contemplated by this provision have been complied with.

SECTION 403.   APPLICATION OF TRUST MONEY.

     Subject to the provisions of Section 405, all Money and U.S. Government Obligations deposited with the Trustee pursuant to Sections 401 and 402 and all Money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to Section 402 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

SECTION 404.   REPAYMENT OF MONIES HELD BY PAYING AGENT.

     Upon the satisfaction and discharge of this Indenture with respect to the Securities in accordance with Section 401, all Money in excess of the amount necessary to satisfy and discharge this Indenture (subject to Section 405 hereof) then held by any Paying Agent under the provisions of this Indenture with respect to the Securities shall, upon demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such Money.

SECTION 405. RETURN OF MONIES HELD BY TRUSTEE AND PAYING AGENT UNCLAIMED FOR TWO YEARS.

     Any Money deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of and interest on the Securities and not applied but remaining unclaimed for two years after the date upon which such principal and interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee or such Paying Agent, and the Holder of the Securities shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such monies shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment with respect to Money deposited with it for any payment, shall at the expense of the Issuer, mail by first class mail to Holders of such Securities at their addresses as they shall appear on the Security Register notice, that such Money remain unpaid and that, after a date specified therein, which shall not be less than thirty days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501.   EVENTS OF DEFAULT.

     "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) failure by the Issuer or any successor thereto to pay the principal on any Security when due at Maturity or upon a redemption of such Security when and as due by the terms of Article Eleven; or

          (2) failure by the Issuer or any successor thereto to pay any interest on any Security for a period of 10 days after such interest shall have become due and payable; or

          (3) failure to perform any other covenant set forth in this Indenture and continuance of such failure for a period of 30 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities a written notice specifying such default and requiring such default to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (4) default in the payment at Stated Maturity of Indebtedness of the Issuer or a Subsidiary having an outstanding principal amount due at Stated Maturity greater than $2.0 million and such default shall have continued without being cured, waived or consented to or without such Indebtedness being discharged for a period of 30 days beyond any applicable grace period; or

          (5) an event of default as defined in any mortgage, indenture or instrument of the Issuer or any Subsidiary shall have happened and resulted in the acceleration of Indebtedness, which together with the principal amount of any other Indebtedness so accelerated, aggregates $2.0 million or more at any time, and such default shall not have been cured or waived and such acceleration shall not have been rescinded or annulled; or



          (6) entry of a final judgment, decree or order against the Issuer or any Subsidiary for the payment of money in excess of $1.0 million and such judgment, decree or order continues unsatisfied for 60 days from the entry thereof, unless vacated, discharged or stayed pending appeal within such 60-day period; or



          (7) the entry by a court or agency or supervisory authority having competent jurisdiction of:

          (a) a decree or order for relief in respect of the Issuer or any of its Subsidiaries in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (b) a decree or order adjudging the Issuer or any of its Subsidiaries to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Issuer or its Subsidiaries and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (c) a decree or order appointing the Federal Deposit Insurance Corporation (the "FDIC") or any other Person to act as a custodian, receiver, liquidation, assignee, trustee or other similar official of the Issuer, any of its Subsidiaries or of any substantial part of the property of the Issuer or its Subsidiaries, as the case may be, or ordering the winding up or liquidation of the affairs of the Issuer or its Subsidiaries and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (d) the commencement by the Issuer or any of its Subsidiaries of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by the Issuer or any of its Subsidiaries to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by the Issuer or any of its Subsidiaries of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Issuer or any of its Subsidiaries to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of the Issuer or any of its Subsidiaries or any substantial part of the property of the Issuer or any of its Subsidiaries or the making by the Issuer or any of its Subsidiaries of an assignment for the benefit of creditors, or the taking of corporate action by the Issuer or any of its Subsidiaries in furtherance of any such action.

SECTION 502.   ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

     If an Event of Default described in Section 501(7) (an "Acceleration Event") shall occur and be continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders), and upon any such declaration such principal and accrued interest to the date of acceleration shall become immediately due and payable.

     At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the Money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if all Acceleration Events have been remedied and all payments due, other than those due as a result of acceleration, have been made.

SECTION 503.   COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

     The Issuer covenants that if an Event of Default occurs, the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount of Money then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     In the event that the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the Money so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Securities, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.   TRUSTEE MAY FILE PROOFS OF CLAIM.

     In case of any judicial or regulatory proceeding relative to the Issuer or any other obligor upon the Securities, its property or its creditors, the Trustee shall be entitled and empowered (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of any overdue principal or interest), by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any Money or other property payable or deliverable on any such claims and to distribute the same and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, agreement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.   TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the

Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506.   APPLICATION OF MONEY COLLECTED.

     Any Money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such Money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment, if only partially paid, and upon surrender thereof, if fully paid:

          FIRST:    To the payment of all amounts due the Trustee under Section
     607;

          SECOND:   In the case the principal of the Securities shall not have become due and payable, to the payment of the amounts then due and unpaid upon the Securities for interest in respect of which or for the benefit of which such Money has been collected, in the order of the Maturity of the installments of such interest, with interest, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Securities, such payments to be made ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities for interest;

          THIRD:    In the case the principal of the Securities shall have
     become due and payable, to the payment of the amounts then due and unpaid upon the Securities for principal and interest in respect of which or for the benefit of which such Money has been collected, with interest, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Securities, such payments to be made ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities for principal and interest, respectively; and

          FOURTH:   The balance, if any, to the Person or Persons entitled
thereto.

SECTION 507.   LIMITATION OF SUITS.

     No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request (including counsel fees and expenses);

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption pursuant to Section 1101, on the Redemption Date) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such Holder.

SECTION 509.   RESTORATION OF RIGHTS AND REMEDIES.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.   RIGHTS AND REMEDIES CUMULATIVE.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.   DELAY OR OMISSION NOT WAIVER.

     No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Subject to the provisions of Section 507, every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.   CONTROL BY HOLDERS.

     The Holders of a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, PROVIDED that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          This Section 512 shall be in lieu of Section 316(a)(1)(A) of the Trust Indenture Act, and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

SECTION 513.   WAIVER OF PAST DEFAULTS.

     The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

          (1) in the payment of the principal of (or premium, if any) or interest on any Security, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     This Section 513 shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act, and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

SECTION 514.   UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; PROVIDED that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Issuer and any provision of the Trust Indenture Act to such effect is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

SECTION 515.   WAIVER OF STAY OR EXTENSION LAWS.

     The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants herein or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE SIX

                                   THE TRUSTEE

SECTION 601.   CERTAIN DUTIES AND RESPONSIBILITIES.

     The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.   NOTICE OF DEFAULTS.

     The Trustee shall give the Holders notice of any default hereunder as and to the extent provided by the Trust Indenture Act; PROVIDED, HOWEVER, that in the case of any default of the character specified in Section 501(3), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default. The Trustee shall not be deemed to have knowledge of any default or Event of Default specified in Sections

501(3) through 501(7) unless a Responsible Officer shall have received written notice thereof from the Issuer or a Holder.

SECTION 603.   CERTAIN RIGHTS OF TRUSTEE.

     Subject to the provisions of Section 601:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by a Company Request or Company Order; and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document but the Trustee, in its sole discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

          (h) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.

SECTION 604.   NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

     The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Securities, or any prospectus used in connection with the sale of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of Securities or the proceeds thereof.

SECTION 605.   MAY HOLD SECURITIES.

     The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606.   MONEY HELD IN TRUST.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

SECTION 607.   COMPENSATION AND REIMBURSEMENT.

     The Issuer covenants and agrees:

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     The obligations under this Section 607 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder, shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Article Five hereof, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for the services in connection therewith are intended to constitute expenses of administration under any bankruptcy law.

SECTION 608.   DISQUALIFICATION; CONFLICTING INTERESTS.

     If the Trustee has or shall acquire any conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such conflicting interest or resign in the manner provided by, and subject to the provisions of the Trust Indenture Act and this Indenture.

SECTION 609.   CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

     There shall at all times be a Trustee hereunder which shall be a corporation or national banking association organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $10,000,000, subject to supervision or examination by Federal or State authority and having a Corporate Trust Office in the Borough of Manhattan, The City of New York, New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in
Section 610.

SECTION 610.   RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

     (b) The Trustee may resign at any time by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Issuer.

     (d)  If at any time:

          (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months, unless the Trustee's duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act, or

          (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Issuer or by any such Holder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conversation or liquidation, then, in any such case, (i) the Issuer by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by a Board Resolution shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, on the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of majority in principal amount of the Outstanding Securities delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

     (f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 611.   ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and Money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612.   MERGER, CONVERSIONS, CONSOLIDATION OR SUCCESSION TO BUSINESS.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trustee business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER.

     If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer (or any such other obligor).

SECTION 614.   APPOINTMENT OF AUTHENTICATING AGENT.

     The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial redemption or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation authorized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $10,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

     The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

     If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

     This is one of the Securities referred to in the within mentioned
Indenture.


                              -------------------------------------------------
                                          As Trustee

                              By:
                                 ----------------------------------------------
                                    As Authenticating Agent

                              By:
                                 ----------------------------------------------
                                     Authorized Signatory


                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND ISSUER

SECTION 701.   ISSUER TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

     The Issuer will furnish or cause to be furnished to the Trustee

          (a) semi-annually, not more than 15 days after each June 15 and December 15, a list in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of the applicable date, and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer, as the case may be, of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 702.   PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

     (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

     (c) Every Holder of Securities, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703.   REPORTS BY TRUSTEE.

     (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. The interval between transmissions of reports to be transmitted at intervals shall be twelve months or such shorter time required by the Trust Indenture Act. If the Trust Indenture Act does not specify the first date on which a report is due, the first such date shall be June 15 commencing with the year in which the Securities are first issued.

     (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange or market upon which the Securities are listed or quoted, with the Commission and with the Issuer. The Issuer will notify the Trustee if the Securities are listed on any stock exchange or quoted on any other market.

SECTION 704.   REPORTS BY ISSUER.

     (a) The Issuer covenants and agrees to file or cause to be filed with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; PROVIDED that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

     (b) The Issuer shall transmit, or cause to be transmitted, to the Holders of Securities within 30 days after the filing thereof with the Commission its annual report prepared in accordance with Rule 14a-3 under the Exchange Act. If the Issuer is no longer required to file such a report with the Commission, the Issuer shall transmit a report prepared in accordance with Rule 14a-3 under the Exchange Act to the Holders of Securities on or before May 31 of each year.

     (c) If the Issuer is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Issuer shall cause its financial statements, including any notes thereto and, with respect to annual reports, an auditors' report by an accounting firm of established national reputation to be so filed with the Trustee within 120 days after the end of each of the fiscal years and within 60 days after the end of each of the first three quarters of each such fiscal year and, after the date such reports are so required to be filed with the Trustee, to be furnished to each Holder. The Issuer also shall provide the Trustee with such additional copies of such reports as they may reasonably request, and the Trustee may provide said reports to any other Person.

                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.   ISSUER MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

     The Issuer shall not consolidate with or merge into any other Person or sell, convey, transfer or lease all or substantially all of its properties and assets to any such Person, and the Issuer shall not permit any such Person to consolidate with or merge into the Issuer or sell, convey, transfer or lease all or substantially all of its properties and assets to the Issuer, unless:

          (1) the Issuer shall be the continuing Person, or in case the Issuer shall consolidate with or merge into another Person or sell, convey, transfer or lease all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or into which the Issuer is merged or the Person which acquires by sale, conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Issuer, shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the due and punctual performance or observance of each of the other covenants and agreements of this Indenture on the part of the Issuer to be performed or observed;

          (2) immediately after giving effect to such transaction, no event which, after notice or lapse of time, or both, would become an Event of Default shall have occurred and be continuing;

          (3) immediately after giving effect to such transaction, each Subsidiary controlled by the Company or the successor Person that is a national or state banking association shall be in compliance with all applicable minimum capital requirements and shall have filed a capital plan acceptable to its primary regulator; and

          (4) the Issuer has delivered to the Trustee an Officers' Certificate and, if a supplemental indenture is required in connection with such transaction, also an Opinion of Counsel, stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802.   SUCCESSOR SUBSTITUTED.

     Upon any consolidation of the Issuer with, or merger of the Issuer into, any other Person or any sale, conveyance, transfer or lease of the properties and assets of the Issuer substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Issuer is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein, and thereafter, except in the case of a lease of properties and assets, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

SECTION 901.   SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

     Without the consent of any Holders the Issuer, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Issuer and the assumption by any such successor of the covenants and agreements of the Issuer herein or in the Securities; or

          (2) to add to the covenants of the Issuer for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuer; or

          (3)  to secure the Securities; or

          (4) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (4) shall not adversely affect the interests of the Holders in any material respect.

SECTION 902.   SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

     (a) With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Issuer and the Trustee, the Issuer, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

          (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

          (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this

     Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

          (3) modify any of the provisions of this Section or Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.   EXECUTION OF SUPPLEMENTAL INDENTURES.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.   EFFECT OF SUPPLEMENTAL INDENTURES.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.   CONFORMITY WITH TRUST INDENTURE ACT.

     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 906.   REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

     Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                                   ARTICLE TEN

                                    COVENANTS

SECTION 1001.  PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

     The Issuer will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION 1002.  MAINTENANCE OF OFFICE OR AGENCY.

     The Issuer will maintain in the Borough of Manhattan, The City of New York, New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Corporate Trust Office of the Trustee shall initially be such office or agency for all of the aforesaid purposes. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Issuer may also from time to time designate one or more other offices or agencies (in or outside of the above location) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, New York for such purposes. The Issuer agrees to give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Issuer agrees to maintain, and to cause each of its Subsidiaries to maintain, copies of all minute books, stock records, financial statements and bank account information at the principal executive offices of the Issuer, or those of its counsel, in the United States.

SECTION 1003.  MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.

     If the Issuer shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum of Money sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

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

     Whenever the Issuer shall have one or more Paying Agents, it will, on or before each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum of Money sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.

     The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will: (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Issuer (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all Money held in trust by the Issuer or such Paying Agent, such Money to be held by the Trustee upon the same terms as those upon which such Money was held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

SECTION 1004.  EXISTENCE; CONDUCT OF OPERATIONS; INSURED INSTITUTION.

     (1) Subject to Article Eight, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises of the Issuer and its subsidiaries, and shall comply with all material statutes, rules, regulations and orders of and restrictions imposed by governmental and administrative authorities and agencies applicable to the Issuer and its Subsidiaries; PROVIDED, HOWEVER, subject to paragraph (2) of this Section 1004, that the Issuer shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries and that the loss thereof is not disadvantageous in any material respect to the Holders.

     (2) The Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect any Subsidiary that is chartered as a bank as an Insured Institution and do all things necessary to ensure that savings accounts of any such Subsidiary are insured by the FDIC or any successor organization up to the maximum amount permitted by the Federal Deposit Insurance Act and regulations thereunder or any succeeding federal law hereinafter enacted.


SECTION 1005.  STATEMENT BY OFFICERS AS TO COMPLIANCE.

     (1) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Issuer is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture, (other than a term, provision or condition specifically dealt with in Clause (2) of this Section 1006) setting forth the arithmetical computations required to show compliance with the provisions of Section 1007 during the previous year, and, if the Issuer shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

     (2) The Issuer will deliver to the Trustee, within five days after the occurrence thereof, written notice of any event which after notice or lapse of time or both would become an Event of Default.

SECTION 1006.  RESTRICTED PAYMENTS ON CAPITAL STOCK.

     The Issuer will not declare or pay dividends on, or purchase, redeem or acquire its Capital Stock, return any capital to holders of Capital Stock, or make any distribution of assets to holders of Capital Stock, except that the Issuer (i) may declare and pay a dividend in Capital Stock of the Issuer and
(ii) declare and pay a dividend or make another distribution in cash or property other than Capital Stock of the Issuer if the amount of such dividend or distribution, together with the amount of all such previous dividends and distributions after March 31, 1997, would not exceed the sum of (A) $2 million,
(B) 75% of the Issuer's Consolidated Net Income (or, in the event such aggregate Consolidated Net Income shall be a loss, minus 100% of such loss) accrued on a cumulative basis during the period beginning on April 1, 1997 and ending on the last day of the Issuer's fiscal quarter immediately preceding such dividend or distribution (treated as a single accounting period), and (C) 100% of the net proceeds received by the Issuer from the issuance or sale (other than to a Subsidiary) of Capital Stock of the Issuer, including any such shares issued upon exercise of any warrants, options or similar rights (other than Disqualified Stock), subsequent to March 31, 1997.

     The foregoing provisions will not prevent the payment of any dividend or distribution within 60 calendar days after the date of its declaration if the dividend or distribution would have been permitted on the date of declaration. The provisions of clause (ii) above shall not prevent (A) acquisitions of Capital Stock from the Issuer by any Subsidiary and (B) the retirement, redemption or exchange of any shares of the Issuer's Capital Stock by exchange for, or out of the proceeds of the substantially concurrent sale of, other shares of Capital Stock of the Issuer other than Disqualified Stock. For purposes of calculating the aggregate amount of the dividends or distributions made pursuant to clause (ii) of the immediately preceding paragraph, dividend payments or distributions made under this paragraph shall be included in such amount, provided that dividends or distributions paid within 60 calendar days of the date of declaration shall be deemed to be paid at the date of declaration.

     Prior to making any dividend or distribution under this Section 1006, the Issuer shall deliver to the Trustee an Officers' Certificate setting forth the computation by which the amount available for such dividend or distribution was determined. The Trustee shall have no duty or responsibility to determine the accuracy or correctness of this computation and shall be fully protected in relying on such Officers' Certificate.

     SECTION 1007  MAINTENANCE OF PROPERTIES; INSURANCE

     The Issuer  will:

          (1) cause its properties and the properties of its Subsidiaries used or useful in the conduct of the business of the Issuer and its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary facilities and equipment and will cause to be made all necessary repairs, renewals, replacements, and improvements thereof, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that the foregoing shall not prevent the Issuer or a Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Issuer, desirable in the conduct of its business and not disadvantageous in any material respect to any Holder; and

          (2) take all appropriate steps to preserve, protect and maintain the trademarks, trade names, copyrights, licenses and permits used in the conduct of the business of the Issuer and its Subsidiaries; PROVIDED, HOWEVER, that the foregoing shall not prevent the Issuer or a Subsidiary from selling, abandoning or otherwise disposing of any such trademark, trade name, copyright, license or permit if such sale, abandonment or disposition is, in the judgment of the Issuer, desirable in the conduct of its business and not disadvantageous in any material respect to any Holder.

          (3) The Issuer will maintain or cause to be maintained in effect, with reputable insurers or associations of recognized responsibility, such types and amounts of insurance as are customarily carried by persons engaged in the same or similar businesses as the Issuer and may provide for self-insurance, by way of retention or deductible, in such amounts as are customary in the industry for persons engaged in the same or similar businesses as the Issuer.

     SECTION 1008.  PAYMENT OF TAXES AND OTHER CLAIMS.

     The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Issuer or any Subsidiary or upon the income, profits or property of the Issuer or any Subsidiary and (2) all lawful claims for labor, material and supplies which, if unpaid, might by law become a lien upon the property of the Issuer or any Subsidiary; PROVIDED, HOWEVER, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established.

     SECTION 1009. BOOKS AND RECORDS.

     The Issuer shall, and shall cause each Subsidiary to, at all times keep proper books of record and account in which proper entries shall be made in accordance with GAAP and, to the extent applicable, regulatory accounting principles.

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

SECTION 1101.  RIGHT OF REDEMPTION.

     The Securities may not be redeemed prior to May 31, 2000. On and after May 31, 2000, the Securities may be redeemed at the election of the Issuer, as a whole or from time to time in part, at par together with accrued and unpaid interest to the Redemption Date (subject to the right of the Holder of Securities on a Regular Record Date for an interest payment to receive such interest payment payable on the corresponding Interest Payment Date).

SECTION 1102.  APPLICABILITY OF ARTICLE.

     Redemption of Securities as permitted by any provision of this Indenture, shall be made in accordance with such provisions and this Article.

SECTION 1103.  ELECTION TO REDEEM; NOTICE OF TRUSTEE.

     The election of the Issuer to redeem any Securities pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Issuer of less than all the Securities, the Issuer shall, at least 60 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed.

SECTION 1104.  SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

     If less than all the Securities are to be redeemed pursuant to Section 1101, the particular Securities to be redeemed shall be selected not more than 35 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Securities of a denomination larger than $1,000.

     The Trustee shall promptly notify the Issuer and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1105.  NOTICE OF REDEMPTION.

     Notice of redemption of any Securities pursuant to Section 1101 shall be given by first-class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

     All notices of redemption shall state:

          (1)  the Redemption Date,

          (2)  the Redemption Price,

          (3) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the cases of partial redemption, the principal amounts) of the particular Securities to be redeemed,

          (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date,

          (5) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge to such Holder, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed;

          (6) the place or places where such Securities are to be surrendered for payment of the Redemption Price; and

          (7) the CUSIP number of such Securities, if any (or any other numbers used by a Depositary to identify such Securities).

     Notice of redemption of Securities to be redeemed shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer.

SECTION 1106.  DEPOSIT OF REDEMPTION PRICE.

     On or before any Redemption Date relating to a redemption pursuant to
Section 1101, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in a trust as provided in Section 1003) an amount of Money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1107.  SECURITIES PAYABLE ON REDEMPTION DATE.

     (a) Notice of redemption pursuant to Section 1105 having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer at the Redemption Price, together with accrued and unpaid interest to the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or after the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

     (b) If any Security surrendered for redemption shall not be paid on the Redemption Date therefor, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

SECTION 1108.  SECURITIES REDEEMED IN PART.

     Any Security which is to be redeemed only in part shall be surrendered at the Corporate Trust Office or at another office or agency of the Issuer designated for that purpose pursuant to Section 1002 (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                 ARTICLE TWELVE

                                  SUBORDINATION

SECTION 1201.  AGREEMENT TO SUBORDINATE.

     The Issuer covenants and agrees, and each Holder of a Security by his acceptance thereof, likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the principal of and interest on all Securities shall, to the extent and in the manner herein set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, and that the subordination is for the benefit of the holders of the Senior Indebtedness.

SECTION 1202.  PAYMENT TO SECURITY HOLDERS.

     In the event of the occurrence and continuation of the following: (i) the Issuer shall commence any proceeding seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of the Issuer or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, liquidator, custodian or other similar official for the Issuer or for all or substantially all of its property or shall file an answer or other pleading in any such proceeding admitting the material obligations of any petition, complaint on similar pleading filed against it or consenting to the relief sought therein; or shall take any action to authorize any of the foregoing; (ii) any involuntary proceeding against the Issuer shall be commenced seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of the Issuer or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, liquidator, custodian or other similar official for the Issuer or for all or substantially all of its property, (iii) the Issuer shall fail to pay the principal or interest on any Senior Indebtedness when such amounts become due and payable, (iv) an event of default relating to any Senior Indebtedness, as defined in the Senior Indebtedness or in the mortgage, indenture or other instrument relating to or under which the Senior Indebtedness is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof, and such default or event of default shall not be cured or was continued beyond the period of grace, if any, in respect thereof, and such default or event of default shall not have been waived or shall not have ceased to exist, or (v) that the principal of and accrued interest on the Securities shall have been declared due and payable pursuant to Section 502 and such declaration shall not have been rescinded and annulled as provided in Section 502, then the holders of all Senior Indebtedness shall first be entitled to receive payment in full of all amounts due or to become due thereon, or provision shall be made, in accordance with the terms of such Senior Indebtedness, for such payment in money or money's worth, before the Holders of the Securities entitled to receive a payment on account of the principal of or interest on the indebtedness evidenced by the of Securities.

     Upon any such proceeding referred to in clauses (i) or (ii) of the immediately preceding paragraph, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Issuer or by any receiver, trustee, custodian, liquidator or other Person making such payment or distribution or, to the extent required by the next succeeding paragraph, by the Holders of the Securities or the Trustee, if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution (or provision therefor) to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the indebtedness evidenced by the Securities or to the Trustee under this Indenture.

     In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, prohibited by the foregoing provisions of this Section, shall be received by the Trustee under this Indenture or the Holders of the Securities before all Senior Indebtedness is paid in full or provision is made for such payment in accordance with its terms, and if such fact shall, at or prior to the time of such payment or distribution, have been known to the Trustee, then such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

     For purposes of this Article Twelve only, the words, "cash, property or securities" shall not be deemed to include shares of Capital Stock of the Issuer as reorganized or readjusted, or securities of the Issuer or any other corporation provided for by a plan of arrangement, reorganization or readjustment, the payment of which is subordinated (at least to the extent provided in this Article Twelve with respect to the Securities) to the payment of all Senior Indebtedness which may at the time be outstanding; PROVIDED that
(i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any such arrangement, reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such arrangement, reorganization or readjustment. The consolidation of the Issuer with, or the merger of the Issuer with or into, another corporation or the liquidation or dissolution of the Issuer following the conveyance or transfer of all or substantially all of its assets to another corporation upon the terms and conditions provided in Article Eight shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section Twelve if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Eight. Nothing in this Section Twelve shall apply to claims of, or payments to, the Trustee under or pursuant to Article Six, except as expressly provided therein. This Section shall be subject to the further provisions of
Section 1205.

SECTION 1203.  SUBROGATION.

     Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities subject to the provisions of Section 1202 shall be subrogated (equally and ratably with the holders of all obligations of the Issuer which by their express terms are subordinated to Senior Indebtedness of the Issuer to the same extent as the Securities are subordinated and which are entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Issuer applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full; and, for the purpose of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee on their behalf shall, as between the Issuer, its creditors other than holders of Senior Indebtedness and the Holders of the Securities be deemed to be a payment by the Issuer to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the Holders pursuant to the subrogation provision of this Article Twelve, which would otherwise have been paid to the holders of Senior Indebtedness, shall be deemed to be a payment by the Issuer to or for the account of the Securities. The provisions of this Article Twelve are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

     Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Issuer, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights against the Issuer of the Holders of the Securities and creditors of the Issuer other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on his behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of Senior Indebtedness in respect of cash, property or securities of the Issuer received upon the exercise of any such remedy.

     Upon any payment or distribution of assets of the Issuer referred to in this Article Twelve, the Trustee, subject to the provisions of Sections 601 and 603, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such insolvency, bankruptcy, dissolution, winding-up, liquidation, arrangement or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

SECTION 1204.  AUTHORIZATION BY HOLDERS.

     Each Holder of a Security by his acceptance thereof authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 1205.  NOTICE TO TRUSTEE.

     The Issuer shall give prompt written notice to the Trustee and to any Paying Agent of any fact known to the Issuer which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article Twelve. Regardless of anything to the contrary contained in this Article Twelve or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior

Indebtedness or of any default or event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received notice in writing (which may be by telegram, telecopy or other similar writing) at its Corporate Trust Office to that effect signed by an officer of the Issuer, or by a holder or agent of a holder of Senior Indebtedness who shall have been certified by the Issuer or otherwise established to the reasonable satisfaction of the Trustee to be such holder or agent, or by the trustee under any indenture pursuant to which Senior Indebtedness shall be outstanding, and, prior to the receipt of any such written notice, the Trustee shall, subject to Sections 601 and 603, be entitled to assume that no such facts exist; PROVIDED that if on a date at least two Business Days prior to the date upon which by the terms hereof any such monies shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security) the Trustee shall not have received with respect to such monies the notice provided for in this Section 1205, then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

     Regardless of anything to the contrary herein (but subject, in the case of clause (a) of this paragraph, to the second paragraph of Section 1302), nothing shall prevent (a) any payment by the Issuer or the Trustee to the Holders of amounts in connection with a redemption of Securities if (i) notice of such redemption has been given pursuant to Article Eleven prior to the receipt by the Trustee of written notice as aforesaid, and (ii) such notice of redemption is given not earlier than 60 days before the Redemption Date, or (b) any payment by the Trustee to the Holders of amounts deposited with it pursuant to Section 401 or 402, provided, that, in the case of Section 402, the Securities are deemed to have been paid and discharged, and in the case of Section 401, the Trustee shall not have received, by at least two Business Days prior to the date of execution of instruments acknowledging the satisfaction of and discharge of this Indenture with respect to the Securities, the notice provided in the preceding paragraph.

     Subject to Sections 601 and 603, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 1206.  TRUSTEE'S RELATION TO SENIOR INDEBTEDNESS.

     The Trustee and any agent of the Issuer or the Trustee shall be entitled to all the rights set forth in this Article Twelve with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in Section 614 or elsewhere in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder. Nothing in this Article Twelve shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Sections 601 and 603, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall in good faith pay over or deliver to Holders of Securities, the Issuer or any other Person monies or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article Twelve or otherwise.

SECTION 1207.  NO IMPAIRMENT OF SUBORDINATION.

     No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Address for Notices:                         BNCCORP, INC.
                                             Issuer
322 East Main
P. O. Box 2316
Bismarck, ND  58502
Attention: Gregory K. Cleveland              By:______________________________
                                                     Gregory K. Cleveland
                                                           President
Attest:

______________________________
Annette Eckroth
     Secretary

Address for Notices:                         FIRSTAR TRUST COMPANY
615 East Michigan Street                          Trustee
Fourth Floor
P. O. Box 2077
Milwaukee, WI 53201-2077
Attention:   Securities Processing
                Corporate Trust
                                             By:______________________________
                                             Name:
                                             Title:
Attest:

______________________________
        Trust Officer

                                   SCHEDULE A

FORM OF FACE OF SECURITY.

(The immediate following legend shall be included on a Global Security only)



     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is required by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is required by an authorized representative of
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.



     THIS SECURITY IS NOT A SAVINGS ACCOUNT OR A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OF THE UNITED STATES.

                                  BNCCORP, INC.

No. ________                                                          $________

                      ________% Subordinated Note due 2004

     BNCCORP, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Issuer", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________, or registered assigns, the principal sum of ________ Dollars on May 31, 2004 and to pay interest thereon from the date of issuance or from the most recent Interest Payment Date to which interest has been paid or duly provided for, monthly on the first Business Day of each month, commencing July 1, 1997, at the rate of ________% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th day (whether or not a Business Day), of the calendar month, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
Payment of the principal of (and premium, if any) and interest on this Security will be made at the Corporate Trust Office or at another office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, The City of New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Issuer payment of interest may be made by check mailed on or before the Stated Maturity to the address of the Person entitled thereto as such address shall appear in the Security Register.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

Dated:
                                      BNCCORP, INC.


                                      By:__________________________
Attest:

______________________________

FORM OF REVERSE OF SECURITY.
                                  BNCCORP, INC.
                      ________% Subordinated Note due 2004



     This Security is one of a duly authorized issue of Securities of the Issuer designated as its ________% Subordinated Notes due 2004 (herein called the "Securities"), limited in aggregate principal amount to $15,000,000, issued and to be issued under an Indenture, dated as of May ____, 1997, (herein called the "Indenture"), between BNCCORP, INC. (the "Issuer"), and Firstar Trust Company, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.



     The Securities are general unsecured obligations of the Issuer. The Indenture imposes certain limitations on the ability of the Issuer to, among other things, make payments in respect of its Capital Stock, merge or consolidate with any other Person or sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Issuer must report periodically to the Trustee on compliance with the covenants in the Indenture.



     An Event of Default is: (i) failure by the Issuer or any successor thereto to pay the principal on any Security when due at Maturity or upon a redemption of such Security when and as due by the terms of the Indenture; (ii) failure by the Issuer or any successor thereto to pay the interest on any Security for a period of 10 days after such interest shall have become due and payable; (iii) failure to perform any other covenant set forth in the Indenture and continuance of such failure for a period of 30 days after there has been given by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities a written notice specifying such default and requiring such default to be remedied and stating that such notice is a "Notice of Default" under the Indenture; (iv) a default in any payment at Stated Maturity of Indebtedness of the Issuer or a Subsidiary having an outstanding principal amount due at Stated Maturity greater than $2.0 million and such default shall have continued without being cured, waived or consented to or without such Indebtedness being discharged for a period of 30 days beyond any applicable grace period; (v) an event of default as defined in any mortgage, indenture or instrument of the Issuer or any Subsidiary shall have happened and resulted in the acceleration of Indebtedness which together with the principal amount of any other Indebtedness so accelerated, aggregates $2.0 million or more at any time, and such default shall not have been cured or waived and such acceleration shall not have been rescinded or annulled; (vi) entry of a final judgment, decree or order against the Issuer or any Subsidiary for the payment of money in excess of $1.0 million and such judgment, decree or order continues unsatisfied for 60 days from the entry thereof unless vacated, discharged or stayed pending appeal within such 60-day period; (vii) the entry by a court or agency or supervisory authority having competent jurisdiction of: (a) a decree or order for relief in respect of the Issuer or any of its Subsidiaries in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) a decree or order adjudging the Issuer or any of its Subsidiaries to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Issuer or its Subsidiaries and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (c) a decree or order appointing the Federal Deposit Insurance Corporation (the "FDIC") or any other Person to act as a custodian, receiver, liquidation, assignee, trustee or other similar official of the Issuer, any of its Subsidiaries or of any substantial part of the property of the Issuer or its Subsidiaries, as the case may be, or ordering the winding up or liquidation of the affairs of the Issuer or its Subsidiaries and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (d) the commencement by the Issuer or any of its Subsidiaries of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by the Issuer or any of its Subsidiaries to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by the Issuer or any of its Subsidiaries of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Issuer or any of its Subsidiaries to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of the Issuer or any of its Subsidiaries or any substantial part of the property of the Issuer or any of its Subsidiaries or the making by the Issuer or any of its Subsidiaries of an assignment for the benefit of creditors, or the taking of corporate action by the Issuer or any of its
Subsidiaries in furtherance of any such action.   If an Event of

Default described in clause (vii) above occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately and, upon such declaration, the Securities will become immediately due and payable in the manner and with the effect provided in the Indenture.

     The indebtedness of the Issuer evidenced by the Securities, including the principal thereof and interest thereon (including post-default interest), (1) is expressly subordinated, to the extent and to the manner set forth in the Indenture, in right of payment to the prior payment in full of all of the Issuer's obligations to holders of Senior Indebtedness and (2) is unsecured by any collateral, including the assets of the Issuer or any of its Subsidiaries or affiliates. Each Holder of Securities, by acceptance thereof, (a) agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture; (b) authorizes and directs the Trustee to take such action on such Holder's behalf as may be necessary or appropriate to effectuate the subordination of the Securities as provided in the Indenture; and (c) appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes.

     The Securities are not subject to any sinking fund.

     The Securities will not be redeemable at the option of the Issuer prior to May 31, 2000. On and after May 31, 2000, the Securities are subject to redemption upon not less than 30 days' nor more than 60 days' notice by mail, at any time as a whole or in part, at the election of the Issuer, at par together in the case of any such redemption with accrued and unpaid interest to the Redemption Date, but interest installments whose Stated Maturity is on or after such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture. If less than all Securities are redeemed, the Trustee will select the Securities to be redeemed by such method as the Trustee may deem fair and appropriate.

     Interest installments whose Stated Maturity is on the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date referred to on the face hereof; all as provided in the Indenture. In the event of redemption or repayment of this Security in part only, a new Security or Securities for the unredeemed or unrepaid portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

     In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     The Indenture permits, with certain exceptions, as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding on behalf of the Holders of all the Securities, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration at the Corporate Trust Office or at another office or agency of the Issuer in the Borough of Manhattan, The City of New York, New York duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentation of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

     All capitalized terms used in this Security and not specifically defined herein are defined in the Indenture and shall have the meanings assigned to them in the Indenture.

     This is one of the Securities referred to in the within mentioned
Indenture.

     FIRSTAR TRUST COMPANY
     as Trustee



     By:
        ----------------------
        Authorized Signatory